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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of HCP, Inc. and in the related Prospectuses and Prospectus Supplements of our report dated February 12, 2010 (except for the Consolidated Statement of Income, the Consolidated Statement of Comprehensive Income, the Consolidated Statement of Equity, the Consolidated Statement of Cash Flows, renumbered Note 5 "Dispositions of Real Estate and Discontinued Operations", Note 12 "Commitments and Contingencies", Note 14 "Segment Disclosures", Note 19 "Earnings per Common Share", and "Schedule III: Real Estate and Accumulated Depreciation", as to which the date is July 24, 2012), with respect to the consolidated financial statements and schedules (Schedule II: Valuation and Qualifying Accounts and Schedule III: Real Estate and Accumulated Depreciation) of HCP, Inc. for the year ended December 31, 2009, included in this Current Report (Form 8-K).

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  Form S-3ASR, File No. 333-161721, related to the unspecified indeterminate shelf registration of common stock, preferred stock, depository shares, debt securities, warrants or other rights, stock purchase contracts and units;

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  Form S-8, File No. 333-161720, related to the registration of additional securities related to the 2006 Performance Incentive Plan;

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  Form S-8, File No. 333-90353, related to the American Health Properties, Inc. 1994 Stock Incentive Plan, American Health Properties, Inc. Nonqualified Stock Option Plan For Nonemployee Directors, American Health Properties, Inc. 1990 Stock Incentive Plan and American Health Properties, Inc. 1988 Stock Option Plan;

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  Form S-8, File No. 333-54784, related to the 2000 Stock Incentive Plan;

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  Form S-8, File No. 333-54786, related to the Amended Stock Incentive Plan, the Second Amended and Restated Stock Incentive Plan and the Second Amended and Restated Directors Stock Incentive Plan;

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  Form S-8, File No. 333-135679, related to the Health Care Property Investors, Inc. 2006 Performance Incentive Plan;

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  Form S-3, File No. 333-99067, related to the registration of 1,477,786 shares of common stock (as adjusted to reflect HCP, Inc.'s two-for-one stock split on March 2, 2004) to be issued and resold upon conversion of non-managing member interests in HCPI/Utah II, LLC;

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  Form S-3, File No. 333-99063, related to the registration of 320,052 shares of common stock (as adjusted to reflect HCP, Inc.'s two-for-one stock split on March 2, 2004) to be issued and resold upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-95487, related to the registration of 1,186,494 shares of common stock (as adjusted to reflect HCP, Inc.'s two-for-one stock split on March 2, 2004) to be issued and resold upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-122456, related to the registration of 554,890 shares of common stock to be issued and resold upon conversion of non-managing member interests in HCPI/Utah II, LLC;

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  Form S-3, File No. 333-119469, related to the registration of 2,129,078 shares of common stock to be issued and resold upon conversion of non-managing member interests in HCPI/Tennessee, LLC; and

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  Form S-3, File No. 333-124922, related to the registration of 53,602 shares of common stock to be resold upon conversion of non-managing member interests in HCPI/Utah, LLC.

/s/ ERNST & YOUNG LLP

Irvine, California
July 24, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm